RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, dated as of February 17, 2006 (the "Award Date"), is made by and between VARSITY GROUP INC., a Delaware corporation (the "Corporation"), and Mark Thimmig, an employee of the Corporation (the "Employee"):

WHEREAS, the Corporation has established The Second Amended and Restated 1998 Stock Plan of Varsity Group Inc., as amended (the "Plan");

WHEREAS, the Corporation wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Plan provides for the issuance of shares of the Corporation's Common Stock (as defined hereunder), subject to certain restrictions thereon (hereinafter referred to as "Restricted Stock");

WHEREAS, the Corporation's Board of Directors (the "Board") has determined that it would be to the advantage and best interest of the Corporation and its stockholders to issue the shares of Restricted Stock provided for herein to the Employee in consideration of services to the Corporation and/or its subsidiaries, and the Board of Directors of the Corporation has approved the issuance of such shares of Restricted Stock to the Employee upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used below in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 Cause.

"Cause" shall mean without limitation: (i) conviction of, or the pleading of nolo contendere to, a felony, (ii) a material breach of Employee's duties, (iii) misconduct by Employee which is of such a serious and substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Corporation if Employee was to remain on the Corporation's Board of Directors, and (v) proven gross negligence.

Section 1.2 Change of Control Event.

"Change of Control Event" is defined in Section 3.5.

Section 1.3 Exchange Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.4 Restrictions.

"Restrictions" shall mean the forfeiture and transferability restrictions imposed upon Restricted Stock under this Agreement.

Section 1.5 Restricted Stock.

"Restricted Stock" shall mean Common Stock of the Corporation issued under this Agreement and subject to the Restrictions imposed hereunder.

Section 1.6 Rule 16b-3.

"Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.7 Secretary.

"Secretary" shall mean the Secretary of the Corporation.

Section 1.8 Securities Act.

"Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.9 Termination or Resignation of Employee.

"Termination or Resignation of Employee" shall mean the time when the relationship between the Employee and the Corporation, a Parent, or a Subsidiary is ended for any reason, including, but not by way of limitation, a resignation, discharge, death, disability or retirement. The Board of Directors, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination or Resignation of Employee, including, but not by way of limitation, the question of whether a Termination or Resignation of Employee resulted from a discharge for Cause, and all questions of whether a leave of absence constitutes a Termination or Resignation of Employee.

Section 1.10 Vested Shares.

"Vested Shares" is defined in Section 3.1.

ARTICLE II.

ISSUANCE OF RESTRICTED STOCK

Section 2.1 Issuance of Restricted Stock

. For good and valuable consideration which the Board of Directors has determined to be in excess of the par value of its Common Stock, on the date hereof the Corporation issues to the Employee 300,000 shares of its Common Stock ("Shares") upon the terms and conditions set forth in this Agreement.

Section 2.2 Consideration to the Corporation

. As consideration for the release of the restrictions on the Restricted Stock set forth herein, the Employee agrees to render faithful and efficient services to the Corporation, a Parent, or a Subsidiary with such duties and responsibilities as the Corporation shall from time to time prescribe for the remainder of Employee's employment.

ARTICLE III.

RESTRICTIONS

Section 3.1 Repurchase of Restricted Stock

. The Corporation may repurchase the Restricted Stock from the Employee upon the terms and conditions hereinafter set forth within sixty (60) days after resignation by the Employee for any reason or sixty (60) days after termination or resignation of the Employee by the Corporation with or without Cause and with or without advance notice, unless such shares have vested, as provided below.

In the event the Corporation exercises its right to repurchase, the Corporation shall promptly pay to the Employee an amount per share equal to the original purchase price paid per share (i.e., $0.001 per share) by the Employee for the Restricted Stock shares, as adjusted from time to time for stock splits, stock dividends, stock combinations and other recapitalizations.

In the event that Employee is unable to, or for any reason does not, promptly deliver the certificate or certificates evidencing the Restricted Stock shares repurchased by the Corporation (or any assignment form) to the Corporation in accordance with this Agreement, the Corporation may deposit the purchase price for such repurchased shares (in cash or by good check) with any bank doing business within a fifty (50) mile radius of the Corporation's principal office, to be held by such bank in escrow until withdrawn by the Employee. Upon such deposit by the Corporation and upon delivery of written notice of such deposit to the Employee, such Restricted Stock shares shall at such time be deemed to have been repurchased by the Corporation, the Employee shall have no further rights thereto and the Corporation shall record such transfer in its stock transfer book. Notwithstanding the foregoing provisions of this Section 3.1, the right to repurchase shall not apply to any "Vested Shares" held by the Employee.

"Vested Shares" shall mean that number of shares of Restricted Stock that have vested in accordance with the terms set forth in the following sentence. Shares of Restricted Stock will vest in equal monthly installments of 6,250 Shares on the 17th day of each month, beginning on March 17, 2006, with a final vesting date of March 17, 2010.

Section 3.2 Legend.

Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 3.4, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN VARSITY GROUP INC. AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE CORPORATION AT 1850 M St., NW , SUITE 1150 WASHINGTON, D.C., 20036.

Section 3.3 Lapse of Restrictions

. Upon the vesting of the shares of Restricted Stock as provided in Section 3.1, the Corporation shall cause new certificates to be issued with respect to such Vested Shares and delivered to the Employee or his legal representative, free from the legend provided for in Section 3.3 and any of the other Restrictions. Such Vested Shares shall then cease to be considered Restricted Stock subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, no such new certificate shall be delivered to the Employee or his legal representative unless and until the Employee or his legal representative shall have paid to the Corporation in cash or by check the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Employee resulting from the lapse of the Restrictions.

Section 3.4 Merger, Consolidation, Acquisition, Liquidation or Dissolution.

Upon the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) of all or substantially all of the Corporation's assets, the acquisition by another corporation or person of more than 50% of the Corporation's then outstanding voting stock, or the liquidation or dissolution of the Corporation (each a "Change of Control Event"), all shares of Restricted Stock shall automatically vest immediately prior to the effective date of such Change of Control Event and all Restrictions with respect to such shares of Restricted Stock shall immediately expire.

Section 3.5 Restrictions On New Shares.

In the event that the outstanding shares of the Corporation's Common Stock are changed into or exchanged for cash or a different number or kind of shares or other securities of the Corporation, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares (excluding any employee benefit plan of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation), such new, additional or different shares or securities which are held or received by the Employee in his capacity as a holder of Restricted Stock shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, except as provided in Section 3.5 or unless the Board of Directors provides otherwise.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 Administration.

The Board of Directors shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon the Employee, the Corporation and all other interested persons. No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock and all members of the Board of Directors shall be fully protected by the Corporation in respect to any such action, determination or interpretation.

Section 4.2 Restricted Stock Not Transferable.

No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

Section 4.3 Conditions to Issuance of Stock Certificates.

The Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
    The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board of Directors shall, in its absolute discretion, deem necessary or advisable;
    The obtaining of any approval or other clearance from any state or Federal governmental agency which the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable;
    The payment by the Employee of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and
    The lapse of such reasonable period of time as the Board of Directors may from time to time establish for reasons of administrative convenience.

Section 4.4 Escrow.

The Secretary or such other escrow holder as the Board of Directors may appoint shall retain physical custody of the certificates representing Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.6, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Employee retain physical custody of any certificates representing Restricted Stock issued to him.

Section 4.5 Notices.

Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Corporation of his status and address by written notice under this Section 4.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.6 Rights as Stockholder.

Except as otherwise provided herein, the Employee, upon the issuance of a new share certificate pursuant to Sections 3.3 and 4.3, shall have all the rights of a stockholder with respect to his Restricted Stock, including the right to vote all of the shares whether vested or unvested and the right to receive all dividends or other distributions paid or made with respect to all of the shares whether vested or unvested. The Employee shall have all of the rights as a stockholder with respect to any shares of Restricted Stock which have not vested.

Section 4.7 Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.8 Conformity to Securities Laws.

This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.9 Amendment.

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.10 Governing Law.

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.11 Tax Withholding.

The Corporation shall have the authority and the right to deduct or withhold, or to require the Employee to remit to the Corporation, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Employee's employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the shares of Restricted Stock. The Board may, in its sole discretion and in satisfaction of the foregoing requirement, allow the Employee to elect to have the Corporation withhold cash or shares of Stock otherwise issuable under this Agreement (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares of Stock which may be so withheld with respect to a taxable event arising in connection with the shares of Restricted Stock shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Section 4.12 Tax Consultation.

The Employee understands that he may suffer adverse tax consequences in connection with the shares of Restricted Stock granted pursuant to this Agreement. The Employee represents that he has consulted with any tax consultants that he deems advisable in connection with the shares of Restricted Stock and that he is not relying on the Corporation for tax advice.

Section 4.13 Relationship to other Benefits.

Neither the shares of Restricted Stock nor payment in respect thereof shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Corporation or any subsidiary of the Corporation.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

VARSITY GROUP INC.

By /s/ Eric J. Kuhn

February 17, 2006

THE EMPLOYEE

/s/ Mark F. Thimmig

February 17, 2006